                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 18, 2000
                                                 --------------



                                 CYTRX CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                    0-15327                   58-1642740
----------------------------   ------------------------   ----------------------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)


154 Technology Parkway, Norcross, Georgia                                30092
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (770) 368-9500
                                                   ---------------


-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

     Effective June 15, 2000, we entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby we sold the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(a)  Financial Statements

     The following consolidated financial statements of the Company (restated to give effect to the transaction discussed above) are set forth on pages F-1 to F-21 of this Current Report on Form 8-K.

Consolidated Financial Statements as of December 31, 1999
---------------------------------------------------------
Consolidated Balance Sheets as of December 31, 1999 and 1998
Consolidated Statements of Operations for the Years Ended December 31, 1999,
  1998 and 1997
Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
  1997, 1998 and 1999
Consolidated Statements of Cash Flows for the Years Ended December 31, 1999,
  1998 and 1997
Notes to Consolidated Financial Statements
Report of Independent Auditors
Financial Statement Schedule
Schedule II - Valuation and Qualifying Accounts

Condensed Consolidated Financial Statements as of March 31, 2000
----------------------------------------------------------------
Condensed Consolidated Balance Sheets as of March 31, 2000 (unaudited) and
  December 31, 1999
Condensed Consolidated Statements of Operations for the Three Month Periods
  Ended March 31, 2000 and 1999
Condensed Consolidated Statements of Cash Flows for the Three Month Periods
  Ended March 31, 2000 and 1999
Notes to Condensed Consolidated Financial Statements

(b)  Pro Forma Financial Information
       None.

(c)  Exhibits
     2.1 Purchase Agreement dated June 15, 2000 by and between CytRx Corporation and Titermax USA, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYTRX CORPORATION
                                     -----------------
                                     (Registrant)


Date:  June 22, 2000                 By: /s/ Mark W. Reynolds
       -------------                     --------------------
                                         Mark W. Reynolds
                                         Vice President, Finance

                               CYTRX CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE

Consolidated Financial Statements as of December 31, 1999
---------------------------------------------------------
Consolidated Balance Sheets as of December 31, 1999 and 1998    F-2

Consolidated Statements of Operations
  for the Years Ended December 31, 1999, 1998 and 1997          F-3

Consolidated Statements of Stockholders' Equity
  for the Years Ended December 31, 1999, 1998 and 1997          F-4

Consolidated Statements of Cash Flows
  for the Years Ended December 31, 1999, 1998 and 1997          F-5

Notes to Consolidated Financial Statements                      F-6

Report of Independent Auditors                                  F-15

Financial Statement Schedule
  Schedule II - Valuation and Qualifying Accounts               F-16

Condensed Consolidated Financial Statements as of March 31, 2000
----------------------------------------------------------------

Condensed Consolidated Balance Sheets
as of March 31, 2000 (unaudited) and December 31, 1999          F-17

Condensed Consolidated Statements of Operations (unaudited)
  for the Three Month Periods Ended March 31, 2000 and 1999     F-18

Condensed Consolidated Statements of Cash Flows (unaudited)
  for the Three Month Periods Ended March 31, 2000 and 1999     F-19

Notes to Condensed Consolidated Financial Statements            F-20

                               CYTRX CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                                            December 31,
                                                                              --------------------------------------
                                                                                      1999                 1998
                                                                              -----------------    -----------------
ASSETS
Current assets:
    Cash and cash equivalents                                                      $  3,031,893         $  8,855,375
    Short-term investments                                                                    -            6,417,066
    Accounts receivable                                                                 174,292               83,249
    Note receivable                                                                           -              300,000
    Inventories                                                                           6,480               10,935
    Other current assets                                                                202,610               10,377
                                                                              -----------------    -----------------

                 Total current assets                                                 3,415,275           15,677,002

Property and equipment, net                                                           2,641,810              195,030

Other assets:
    Acquired developed technology, net                                                        -              600,000
    Other assets                                                                         70,978              169,536
                                                                              -----------------    -----------------
                 Total other assets                                                      70,978              769,536
                                                                              -----------------    -----------------
                 Total assets                                                      $  6,128,063         $ 16,641,568
                                                                              =================    =================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                               $    629,738         $    540,089
    Accrued expenses and other current liabilities                                    2,121,999            1,409,034
                                                                              -----------------    -----------------
                 Total current liabilities                                            2,751,737            1,949,123

Long-term debt                                                                          650,000                    -

Other long-term liabilities                                                           1,693,638                    -

Minority interest in Vaxcel, Inc.                                                             -                3,897

Commitments

Stockholders' equity:
    Preferred Stock, $.01 par value, 1,000 shares authorized,
                 including 1,000 shares of Series A Junior Participating
                 Preferred Stock; no shares issued and outstanding                            -                    -
    Common stock, $.001 par value, 18,750,000 shares authorized;
                 8,373,853 and 8,236,926 shares issued at December 31, 1999
                 and 1998, respectively                                                   8,374                8,237
    Additional paid-in capital                                                       67,805,871           66,423,577
    Treasury stock, at cost (633,816 and 625,816 shares held at
                 December 31, 1999 and 1998, respectively)                           (2,279,238)          (2,270,238)
    Accumulated deficit                                                             (64,502,319)         (49,473,028)
                                                                              -----------------    -----------------

                 Total stockholders' equity                                           1,032,688           14,688,548
                                                                              -----------------    -----------------

                 Total liabilities and stockholders' equity                        $  6,128,063         $ 16,641,568
                                                                              =================    =================

                            See accompanying notes.

                               CYTRX CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        Year Ended December 31,
                                                                 ------------------------------------------------------------------
                                                                          1999                    1998                    1997
                                                                       (restated)              (restated)              (restated)
                                                                 -------------------     -------------------     ------------------
Revenues:
     Net service revenues                                               $    322,536             $   350,789            $   422,039
     Interest income                                                         462,634               1,007,019                751,526
     Grant revenue                                                           464,442                 511,375                 94,477
     Other                                                                   141,848                 244,353                535,303
                                                                 -------------------     -------------------     ------------------
                                                                           1,391,460               2,113,536              1,803,345

Expenses:
     Cost of service revenues                                                239,840                 187,047                242,343
     Research and development                                             12,811,925               7,305,835              3,605,408
     Selling, general and administrative                                   3,609,613               2,312,062              2,281,413
     Interest                                                                      -                  45,888                293,048
                                                                 -------------------     -------------------     ------------------
                                                                          16,661,378               9,850,832              6,422,212
                                                                 -------------------     -------------------     ------------------

Loss from continuing operations before extraordinary item                (15,269,918)             (7,737,296)            (4,618,867)

Income (loss) from discontinued operations                                   236,730               2,329,352             (1,676,612)
Minority interest in discontinued operations                                  (3,897)               (614,585)              (242,487)
                                                                 -------------------     -------------------     ------------------

Loss before extraordinary item                                           (15,029,291)             (4,793,359)            (6,052,992)
Extraordinary item:
     Loss on early extinguishment of debt                                          -                (325,120)                     -
                                                                 -------------------     -------------------     ------------------

Net loss                                                                $(15,029,291)            $(5,118,479)           $(6,052,992)
                                                                 ===================     ===================     ==================

Basic and diluted income (loss) per common
 share:
     Continuing operations                                              $      (1.99)            $     (1.01)           $      (.62)
     Discontinued operations                                                    0.03                    0.38                   (.20)
     Extraordinary item                                                            -                   (0.04)                     -
                                                                 -------------------     -------------------     ------------------
     Net loss                                                           $      (1.96)            $     (0.67)           $     (0.82)
                                                                 ===================     ===================     ==================

Basic and diluted weighted average shares outstanding                      7,652,227               7,625,578              7,424,372

                            See accompanying notes.

                               CYTRX CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  Common Stock
                                             ---------------------  Additional
                                                 Shares               Paid-in      Accumulated      Treasury
                                                 Issued    Amount     Capital        Deficit          Stock          Total
                                             --------------------------------------------------------------------------------
Balance at December 31, 1996                    7,945,203   $7,945   $62,653,015   $(38,301,557)   $(2,021,669)  $ 22,337,734
     Issuance of common stock                      41,238       41       169,373              -              -        169,414
     Purchase of treasury stock                         -        -             -              -       (176,864)      (176,864)
     Unrealized gain on sale of shares
          of subsidiary                                 -        -     2,706,397              -              -      2,706,397
     Beneficial conversion feature of
          convertible debentures                        -        -       264,706              -              -        264,706
     Net loss                                           -        -             -     (6,052,992)             -     (6,052,992)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1997                    7,986,441    7,986    65,793,491    (44,354,549)    (2,198,533)    19,248,395
     Issuance of common stock                     250,485      251       630,086              -              -        630,337
     Purchase of treasury stock                         -        -             -              -        (71,705)       (71,705)
     Net loss                                           -        -             -     (5,118,479)             -     (5,118,479)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1998                    8,236,926    8,237    66,423,577    (49,473,028)    (2,270,238)    14,688,548
     Issuance of common stock                     136,927      137       339,078              -              -        339,215
     Issuance of stock options/warrants                 -        -     1,043,216              -              -      1,043,216
     Purchase of treasury stock                         -        -             -              -         (9,000)        (9,000)
     Net loss                                           -        -             -    (15,029,291)             -    (15,029,291)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1999                    8,373,853   $8,374   $67,805,871   $(64,502,319)   $(2,279,238)  $  1,032,688
                                             ================================================================================

                            See accompanying notes.

                               CYTRX CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Year Ended December 31,
                                                                       ----------------------------------------------------------
                                                                              1999                 1998                 1997
                                                                       ----------------    -----------------    -----------------
Cash flows from operating activities:
    Net loss                                                               $(15,029,291)         $(5,118,479)        $ (6,052,992)
    Adjustments to reconcile net
      loss to net cash used in operating activities:
      Depreciation                                                               68,377              216,811              607,349
      Amortization                                                                    -              282,732              145,644
      Gain on sales of subsidiary operations                                   (240,196)          (7,012,305)                   -
      Gain on sale of real estate                                                     -             (433,786)                   -
      Charge for acquired incomplete research and development                         -                    -              951,017
      Charge for beneficial conversion feature of
         convertible debentures                                                       -                    -              264,706
      Impairment loss (discontinued operations)                                       -            3,212,615                    -
      Extraordinary loss on early extinguishment of debt                              -              325,120                    -
      Minority interest in net loss of subsidiary                                (3,897)            (614,585)            (242,487)
      Stock option expense                                                    1,043,216                    -                    -
      Changes in assets and liabilities:
         Receivables                                                            (91,043)           1,082,390             (979,874)
         Inventories                                                              4,455            1,037,197           (2,263,290)
         Notes receivable                                                       300,000              100,000                    -
         Other assets                                                           (93,675)              98,545              537,902
         Accounts payable                                                       546,019              208,884              640,383
         Unearned revenue                                                             -              172,380              (85,005)
         Other liabilities                                                    1,950,233             (495,323)             382,053
                                                                       ----------------    -----------------    -----------------
    Total adjustments                                                         3,483,489           (1,819,325)             (41,602)
                                                                       ----------------    -----------------    -----------------
      Net cash used in operating activities                                 (11,545,802)          (6,937,804)          (6,094,594)

Cash flows from investing activities:
    Purchases of held-to-maturity securities                                          -           (6,417,066)         (22,103,140)
    Maturities of held-to-maturity securities                                 6,417,066                    -           32,399,348
    Decrease in long-term investments                                                 -            5,326,647                    -
    Net proceeds from sales of subsidiary operations                            240,196            8,336,985                    -
    Net proceeds from sale of technology                                        600,000                    -                    -
    Net proceeds from sale of real estate                                             -            4,260,747                    -
    Net cash paid for acquisition                                                     -                    -           (1,257,974)
    Capital expenditures, net                                                (2,515,157)             (13,317)            (273,755)
                                                                       ----------------    -----------------    -----------------
      Net cash provided by investing activities                               4,742,105           11,493,996            8,764,479

Cash flows from financing activities:
    Net proceeds from issuance of common stock                                  339,215              125,880              169,414
    Redemption of debt                                                                -           (1,650,000)                   -
    Purchase of treasury stock                                                   (9,000)             (71,705)            (176,864)
    Proceeds from issuance of debt, net of issuance costs                       650,000                    -            1,803,366
                                                                       ----------------    -----------------    -----------------
      Net cash provided by (used in) financing activities                       980,215           (1,595,825)           1,795,916
                                                                       ----------------    -----------------    -----------------

Net increase (decrease) in cash and cash equivalents                         (5,823,482)           2,960,367            4,465,801
Cash and cash equivalents at beginning of year                                8,855,375            5,895,008            1,429,207
                                                                       ----------------    -----------------    -----------------
Cash and cash equivalents at end of year                                   $  3,031,893          $ 8,855,375         $  5,895,008
                                                                       ================    =================    =================

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                 $          -          $    45,888         $     23,342
                                                                       ================    =================    =================

                            See accompanying notes

                               CYTRX CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Nature of Business and Need for Additional Capital

  CytRx Corporation ("CytRx" or "the Company") is a biopharmaceutical company engaged in the development and commercialization of high-value human therapeutics. The Company's current research and development focus is on vascular-occlusive disorders. CytRx also has a research pipeline with opportunities in the areas of acute respiratory disorders, infectious disease, gene and drug delivery, vaccines, and animal feed additives.

  The Company also markets the services of its small group of human resources professionals under the name of Spectrum Recruitment Research ("Spectrum") as a way of offsetting the Company's cost of maintaining this function. Spectrum's services are marketed primarily within metropolitan Atlanta, Georgia. The Company's operational focus is on the development and commercialization of pharmaceutical products; the Spectrum operations were formed as an ancillary activity.

  At December 31, 1999, the Company had net assets of $1,033,000 and working capital of $664,000. During the first quarter of 2000, the Company terminated the services of twelve of its employees as part of its efforts to conserve its cash resources and has further reduced its operations by suspending most of its technology development efforts requiring significant expenditures. The Company has incurred losses from operations since inception, and the ongoing ability of the Company to operate as a going concern with the current portfolio of technologies under development will be determined by the results of technology licensing efforts and/or the actual proceeds of any fund-raising activities. If the Company is unable to raise significant additional funds, it will be limited in its ability to advance its technologies under development.

During the first quarter of 2000, the Company took certain steps to improve its financial condition (see Notes 7 and 16). The Company believes that the proceeds of these transactions will allow the Company to operate throughout the remainder of 2000, but that additional funds will be needed to significantly advance any of the Company's technologies under development.

2.  Summary of Significant Accounting Policies

  Basis of Presentation - The consolidated financial statements include the accounts of CytRx together with those of its majority-owned subsidiaries. As more thoroughly discussed in Note 13, the Company's activities with regard to its Titermax product line, as well as the operations of Proceutics, Inc. ("Proceutics"), CytRx Animal Health, Inc. ("CytRx Animal Health") (formerly VetLife, Inc.), and Vaxcel, Inc. ("Vaxcel") are presented as discontinued operations for all periods presented.

  Cash Equivalents - The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents consist primarily of commercial paper and amounts invested in money market accounts.

  Investments - Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Marketable equity securities and debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders' equity. Realized gains and losses are included in investment income and are determined on a first-in, first-out basis (see Note 3).

  Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash and cash equivalents, investments, accounts receivable, notes receivable and accounts payable approximate their fair values. The carrying amount reported in the balance sheet for long-term debt approximates its fair value. The fair value of such long-term debt is estimated using discounted cash flow analyses based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

  Inventories - Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method based on the estimated useful lives (five years for equipment and furniture) of the related assets. Leasehold improvements are amortized over the term of the related lease or other contractual arrangement. As of December 31, 1999, the Company had capitalized approximately $2.5 million of equipment and leasehold improvements which were not placed in service as of that date.

  Acquired Developed Technology and Other Intangibles - Acquired developed technology and other intangible assets, primarily goodwill, (see Note 13) are amortized over their estimated useful lives (fifteen years) on a straight-line basis. Management continuously monitors and evaluates the realizability of recorded acquired developed technology and other intangible assets to determine whether their carrying values have been impaired. In accordance with Financial Accounting Standards Board ("FASB") Statement No. 121, Accounting for the Impairment of Long-Lived Assets, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount. As more fully discussed in Note 13, during 1998 management evaluated these assets and recorded a provision for impairment of such assets.

  Patents and Patent Application Costs - Although the Company believes that its patents and underlying technology have continuing value, the amount of future benefits to be derived therefrom is uncertain. Patent costs are therefore expensed rather than capitalized.

  Accrued Expenses and Other Liabilities - Accrued expenses and other liabilities at December 31 are summarized below (in thousands). The headings correspond to the captions on the accompanying Balance Sheet.

                                                                     Accrued Expenses and Other
                                                                     --------------------------
                                                                         Current Liabilities            Other Long-Term Liabilities
                                                                         -------------------            ---------------------------
                                                                        1999              1998               1999          1998
                                                                  ----------------  ----------------    --------------  -----------
                        Clinical research activities                        $  631            $  455            $  966  $         -
                        Scientific and regulatory activities                   564                83               460            -
                        Chemical plant construction                            146                 -               228            -
                        Deferred revenue                                       233               261                 -            -
                        Employee incentives & severance                        233               142                 -            -
                        Other miscellaneous                                    315               468                40            -
                                                                            ------            ------            ------  -----------
                        Total                                               $2,122            $1,409            $1,694  $         -
                                                                            ======            ======            ======  ===========

  Basic and Diluted Loss per Common Share - Basic and diluted loss per share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of options and warrants) are excluded from the computation of diluted loss per share since the effect would be antidilutive.

  Shares Reserved for Future Issuance - As of December 31, 1999, the Company has reserved approximately 3,200,000 of its authorized but unissued shares of common stock for future issuance pursuant to stock options and warrants and employee benefit plans.

  Revenue Recognition - Sales are recognized at the time products are shipped or services rendered. The Company does not require collateral or other securities for sales made on credit. Revenues from collaborative research arrangements and grants are generally recorded as the related costs are incurred. The costs incurred under such arrangements approximated the revenues reported in the accompanying statements of operations.

  Sale of Stock by a Subsidiary - The Company does not recognize gains on the sale of previously unissued stock of subsidiaries when there are significant uncertainties regarding the Company's ability to ultimately realize its investment in the subsidiary. Such gains are reflected as additional paid-in capital in the Company's consolidated financial statements.

  Stock-based Compensation - The Company grants stock options and warrants for a fixed number of shares to key employees and directors with an exercise price equal to the fair market value of the shares at the date of grant. The Company accounts for stock option grants and warrants in accordance with APB Opinion No. 25, Accounting for Stock

Issued to Employees ("APB 25"), and, accordingly, recognizes no compensation expense for the stock option grants and warrants for which the terms are fixed. For stock option grants and warrants which vest based on certain corporate performance criteria, compensation expense is recognized to the extent that the quoted market price per share exceeds the exercise price on the date such criteria are achieved or are probable. In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation ("Statement 123"), which provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. However, the Company has continued to account for stock-based compensation in accordance with APB 25 (See Note 9). The Company has also granted stock options and warrants to certain consultants and other third parties. Stock options and warrants granted to consultants and other third parties are valued at the fair market value of the options and warrants granted or the services received, whichever is more reliably measurable. Expense is recognized in the period in which the services are received.

  Concentrations of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash and cash equivalents in large well-capitalized financial institutions and the Company's investment policy disallows investment in any debt securities rated less than "investment-grade" by national ratings services.

  Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Segment Information - Effective January 1, 1998, the Company adopted FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("Statement 131"). Statement 131 superceded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement 131 did not affect results of operations or financial position, but did affect the disclosure of segment information. See Note 15.

3.  Investments

  At December 31, 1999, the Company held no investments. At December 31, 1998, the Company had classified all of its investments (consisting entirely of corporate debt securities) as held-to-maturity, of which $8,457,000 and $6,417,000 were included in cash and cash equivalents and short-term investments, respectively, in the accompanying consolidated balance sheets. Investments held at December 31, 1998 are summarized below (in thousands):

                                                                                    1998
                                                                                -------------
                         Cost                                                        $14,874
                         Gross Unrealized Gains                                            3
                         Gross Unrealized Losses                                         (38)
                                                                                     -------
                         Fair Market Value                                           $14,839
                                                                                     =======

4.    Property and Equipment

      Property and equipment at December 31 consist of the following (in thousands):

                                                                                                    1999           1998
                                                                                                -------------  -------------
                         Equipment and furnishings                                                    $2,200          $ 799
                         Leasehold improvements                                                          969              -
                                                                                                      ------          -----
                                                                                                       3,169            799
                         Less accumulated depreciation                                                  (527)          (604)
                                                                                                      ------          -----
                                                                                                      $2,642          $ 195
                                                                                                      ======          =====

5.    6% Convertible Debentures

  In October 1997, the Company privately placed with certain investors $2,000,000 of convertible notes (the "Debentures") with an original maturity of October, 2001. The Debentures were convertible on and after December 31, 1997 into shares of CytRx Common Stock at a price of the lesser of (a) 85% of the average closing bid price for the 10 days preceding the conversion, or (b) $5.68 per share. Such beneficial conversion feature was determined to have a fair value of $265,000 at the date of issuance and was amortized to interest expense from the date of issuance through the date the Debentures first became convertible. The Debentures were sold at par and bore interest at a rate of 6% per annum. The provisions for conversion of the Debentures allowed the Company, at its discretion, to disallow conversions below $4.00 per share by redeeming the amount attempted to be converted at a 10% premium. Also, in connection with the issuance of the Debentures, the investors were issued two-year warrants to purchase 40,000 shares of CytRx Common Stock at an exercise price of $5.68. The fair value of such warrants was determined to be insignificant. The warrants expired unexercised in 1999.

  In February and March 1998, $500,000 of the Debentures were converted into 204,104 shares of common stock. In February and May 1998, $1,500,000 of the Debentures were redeemed by the Company and total redemption premiums of $150,000 were paid. In addition, $175,000 of previously capitalized debt issue costs were expensed. The redemption premiums and debt issue costs ($325,000 total) are reflected as an extraordinary item in the statement of operations as loss on early extinguishment of debt. At December 31, 1998 and 1999 there were no remaining outstanding Debentures.

6.  Long Term Debt

  In June 1999, the Company entered into a Purchase Agreement for the design and construction of manufacturing equipment for commercial production of FLOCOR(TM). The Purchase Agreement called for, among other things, certain progress payments to be made, with the final payment of $650,000 due 18 months after installation of the equipment or 12 months after FDA approval of FLOCOR(TM) (the "Note"). The Note bears interest of 12% annually, payable monthly beginning in the first month after installation of the equipment. CytRx accepted installed delivery of the equipment in February 2000; the Note is reflected in the accompanying Balance Sheet as Long Term Debt. In February 2000, the Note was cancelled in exchange for a cash payment of $200,000 and the issuance of Common Stock (see
Note 7).

7. Exchange of Common Stock for Cancellation of Accounts Payable, Accrued Expenses and Debt

  During the first quarter of 2000, the Company reached agreements with certain of its trade creditors whereby an aggregate of $1,894,000 of trade payables was cancelled in exchange for issuance of approximately 758,000 shares of CytRx Common Stock. Of this amount, $1,694,000 existed at December 31, 1999, and has accordingly been classified as long-term liabilities on the accompanying Balance Sheet. The Company also cancelled $650,000 of long-term debt (see Note 6) in exchange for a cash payment of $200,000 and the issuance of 180,000 shares of CytRx Common Stock.

8.  Commitments and Contingencies

  Rental expense from continuing operations under operating leases during 1999, 1998 and 1997 approximated $212,000, $154,000 and $13,000, respectively.
Minimum annual future obligations for operating leases are $160,000, $165,000, $171,000, $178,000, $185,000 and $678,000 in 2000, 2001, 2002, 2003, 2004 and
2005 and beyond, respectively. Aggregate minimum future subrentals the Company expects to receive under noncancellable subleases total approximately $43,000 at December 31, 1999.

9.  Stock Options and Warrants

  CytRx has stock option plans pursuant to which certain key employees and directors are eligible to receive incentive and/or nonqualified stock options to purchase shares of CytRx's common stock. The options granted under the plans generally become exercisable over a three year period from the dates of grant and have lives of ten years. Certain options granted to the Company's executive officers and others contain alternative or additional vesting provisions based on the achievement of corporate objectives. Additionally, the Company has granted warrants to purchase shares of the Company's common stock to its President and Chief Executive Officer subject to vesting criteria as set forth in his warrant agreements; such warrants have lives of ten years from the dates of grant. Exercise prices of all options and warrants for employees and directors are set at the fair market values of the common stock on the dates of grant. During 1998, the Company repriced all outstanding options held by current employees to the then current market value. No compensation expense was recorded for employees or directors for the three years ended December 31, 1998; however, during 1999 the vesting criteria for 680,238 options and warrants was achieved, resulting in $689,000 of compensation expense which was recorded in the first quarter of 1999. During 1999, services were received in exchange for options and warrants issued to certain consultants. Aggregate non-cash charges of $355,000 were recognized in 1999 for the services received.

  A summary of the Company's stock option and warrant activity and related information for the years ended December 31 is shown below.

                                                            Warrants and Options               Weighted Average Exercise Price
                                                 --------------------------------------------  ---------------------------------
                                                        1999            1998         1997            1999          1998    1997
                                                 ------------------  -----------  -----------  -----------------  ------  ------
           Outstanding - beginning of year               2,258,308    1,439,297    1,237,031               $1.17   $4.87   $5.00
           Granted                                         961,750      902,488      221,700                2.25    2.65    4.35
           Exercised                                       (12,103)           -            -                1.00       -       -
           Forfeited                                       (70,103)     (83,477)     (19,434)               5.91    4.37    6.64
           Expired                                               -            -            -                   -       -       -
                                                        ----------   ----------   ----------
           Outstanding - end of year                     3,137,852    2,258,308    1,439,297               $1.43   $1.17   $4.87
                                                        ==========   ==========   ==========

           Exercisable at end of year                    2,170,107    1,104,620      940,541               $1.25   $1.33   $5.22

           Weighted average fair value of
              options and warrants granted
              during the year:                               $1.59        $2.30        $3.97

  The following table summarizes additional information concerning options and warrants outstanding and exercisable at December 31, 1999:

                                    Options Outstanding                                 Options Exercisable
           -------------------------------------------------------------------  -----------------------------------
                                                    Weighted
                                                    Average
                                                   Remaining       Weighted           Number            Weighted
               Range of                           Contractual      Average           Of Shares          Average
            Exercise Prices     Number of Shares  Life (years)  Exercise Price      Exercisable      Exercise Price
            ----------------    ----------------  ------------  --------------  -------------------  --------------
            $    1.00                  2,126,102          6.3            $1.00            1,830,107           $1.00
                 2.13 - 2.75             999,250          6.9             2.27              332,500            2.50
                 7.75                     12,500          5.2             7.75                7,500            7.75
                                       ---------                                          ---------
                                       3,137,852          6.5             1.43            2,170,107            1.25
                                       =========                                          =========

  The Company has elected to follow APB 25 and related Interpretations in accounting for employee stock options and warrants because, as discussed below, the alternative fair value accounting provided for under Statement 123 requires use of option valuation models that were not developed for use in valuing employee stock options.

  Pro forma information regarding net loss and loss per share is required by Statement 123, which also requires that the information be determined as if the Company had accounted for employee stock options granted and warrants issued subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for the Company's options and warrants to employees was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                                            1999           1998          1997
                                                                                       --------------  ------------  ------------
                         Weighted average risk free interest rate                               6.27%         5.64%         6.22%
                         Dividend yields                                                           0%            0%            0%
                         Volatility factors of the expected market
                         price of the Company's common stock                                   1.046         1.026         1.055
                         Weighted average life of the option (years)                               8             8             8

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the employee options and warrants is amortized to expense over the options' vesting periods. The Company's pro forma information is as follows (in thousands, except per share data):

                                                                                       1999           1998            1997
                                                                                   -------------  -------------  --------------
                         Pro forma net loss                                            $(16,505)       $(6,521)        $(6,969)
                         Pro forma net loss per share (basic
                            and diluted)                                               $  (2.16)       $  (.86)        $  (.94)

10.  Shareholder Protection Rights Plan

  Effective April 16, 1997, the Company's Board of Directors declared a distribution of one Right for each outstanding share of the Company's common stock to stockholders of record at the close of business on May 15, 1997 and for each share of common stock issued by the Company therafter and prior to a Flip-in Date (as defined below). Each Right entitles the registered holder to purchase from the Company one-ten thousandth (1/10,000th) of a share of Series A Junior Participating Preferred Stock, at an exercise price of $30. The Rights are generally not exercisable until 10 business days after an announcement by the Company that a person or group of affiliated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Company's then outstanding shares of common stock (a "Flip-in Date").

  In the event the Rights become exercisable as a result of the acquisition of shares, each Right will enable the owner, other than the Acquiring Person, to purchase at the Right's then current exercise price a number of shares of common stock with a market value equal to twice the exercise price. In addition, unless the Acquiring Person owns more than 50% of the outstanding shares of common stock, the Board of Directors may elect to exchange all outstanding Rights (other than those owned by such Acquiring Person) at an exchange ratio of one share of common stock per Right. All Rights that are owned by any person on or after the date such person becomes an Acquiring Person will be null and void.

  The Rights have been distributed to protect the Company's stockholders from coercive or abusive takeover tactics and to give the Board of Directors more negotiating leverage in dealing with prospective acquirors.

11.  Retirement Plan

  The Company maintains a defined contribution retirement plan (the "Plan") covering employees of the Company. Historically, at the Board of Directors' discretion, the Company has matched 50% of the participant's contribution with common stock. The Company's matching contribution vests over 3 years. Total expense for the Plan for the years ended December 31, 1999, 1998 and 1997 was approximately $69,000, $110,000 and $176,000, respectively, of which $1,000, $44,000 and $120,000 related to discontinued operations for the years ended December 31, 1999, 1998 and 1997, respectively. During the first quarter of 2000, the Company terminated the Plan.

12.  Income Taxes

  For income tax purposes, CytRx and its subsidiaries have an aggregate of approximately $53.1 million of net operating losses available to offset against future taxable income, subject to certain limitations. Such losses expire in 2000 through 2019. CytRx also has an aggregate of approximately $6.3 million of research and development and orphan drug credits available for offset against future income taxes which expire in 2000 through 2014.

  Deferred income taxes reflect the net effect of temporary differences between the financial reporting carrying amounts of assets and liabilities and income tax carrying amounts of assets and liabilities. The components of the Company's deferred tax assets and liabilities are as follows:

                                                                                                      December 31,
                                                                                              ----------------------------
                                                                                                  1999           1998
                                                                                              -------------  -------------
                   Deferred tax assets:
                     Net operating loss carryforward                                          $ 20,163,000   $ 18,677,000
                     Tax credit carryforward                                                     6,278,000      1,245,000
                     Other                                                                         108,000      1,218,000
                                                                                              ------------   ------------
                   Total deferred tax assets                                                    26,549,000     21,140,000
                   Deferred tax liabilities:
                     Acquired developed technology and other intangibles                                 -       (228,000)
                     Depreciation and other                                                       (185,000)      (143,000)
                                                                                              ------------   ------------
                   Total deferred tax liabilities                                                 (185,000)      (371,000)
                                                                                              ------------   ------------
                   Net deferred tax assets                                                      26,364,000     20,769,000
                   Valuation allowance                                                         (26,364,000)   (20,769,000)
                                                                                              ------------   ------------
                                                                                              $          -   $          -
                                                                                              ============   ============

  Based on assessments of all available evidence as of December 31, 1999 and 1998, management has concluded that the respective deferred income tax assets should be reduced by valuation allowances equal to the amounts of the deferred income tax assets.

13.  Discontinued Operations

Vaxcel, Inc.
------------

  On June 2, 1999, CytRx entered into a Stock Acquisition Agreement with A-Z Professional Consultants, Inc. ("A-Z") for the sale of CytRx's equity interest in Vaxcel. The sale was consummated on September 9, 1999. Pursuant to the agreement, A-Z purchased 9,625,000 shares of common stock of Vaxcel from CytRx for a cash purchase price of $319,000. After consummation of this transaction, CytRx has no further equity interest in Vaxcel.

  Net losses (net of minority interest) associated with Vaxcel included in income (loss) from discontinued operations were approximately $(40,000), $(4,319,000) and $(2,357,000) for the years ended December 31, 1999, 1998 and
1997, respectively. A summary of the assets and liabilities of Vaxcel which are included in the consolidated balance sheets at December 31, 1998 is as follows (in thousands):

                                                                        1998
                                                                     -----------
                   Current assets                                          $ 314
                   Property and equipment, net                                 7
                   Other assets                                              655
                                                                           -----
                   Total assets                                            $ 976
                                                                           =====

                   Total liabilities                                       $ 618
                                                                           =====

  Termination of Optivax(R) License by CytRx -- In July 1999, CytRx terminated its license of Optivax(R) to Vaxcel due to Vaxcel's cessation of operations within the meaning of the license agreement. Concurrently with the termination of the Optivax(R) license, all of Vaxcel's rights and obligations pursuant to its license of the Optivax(R) technology to Corixa Corporation were assigned to CytRx.

  Impairment Loss - In its efforts to raise additional capital during 1998 and 1999, Vaxcel solicited bids for the sublicense or purchase of Vaxcel's acquired developed technology, either together with or separately from Vaxcel's other technologies. During the fourth quarter of 1998, the results of these efforts indicated to management that the acquired developed technology might be impaired. As a result of this indication, Vaxcel performed an evaluation to determine, in accordance with Statement 121, whether future cash flows (undiscounted and without interest charges) expected to result from the use and eventual disposition of the acquired developed technology would be less than its aggregate carrying amount and an allocation of goodwill resulting from the Zynaxis merger. Statement 121 requires that when a group of assets being tested for impairment was acquired as part of a business combination accounted for using the purchase method of accounting, any goodwill that arose as part of the transaction must be included as part of the asset grouping. As a result of the evaluation, management determined that the estimated future cash flows expected to be generated by the acquired developed technology would be less than its carrying amount and allocated goodwill, and therefore the asset was impaired as defined by Statement 121. Consequently, the original cost basis of the acquired developed technology and allocated goodwill were reduced to reflect the fair market value at the date the evaluation was made, resulting in a $3,213,000 impairment loss included in discontinued operations for the year ended December 31, 1998. In determining the fair market value of the asset, management considered the transaction described below, among other factors.

  Sale of Technology by Vaxcel -- In January 1999, Vaxcel entered into an agreement with Innovax Corporation ("Innovax") giving Innovax the option to purchase the rights to Vaxcel's PLG microencapsulation technology for an aggregate purchase price of $600,000. Innovax paid a nonrefundable option fee of $200,000, with an additional $400,000 due upon the exercise of the option. Innovax also paid a total of $20,000 for extensions of the option period. On April 1, 1999 Innovax exercised its option and the rights to such technology were assigned by Vaxcel to Innovax. The Company recorded this transaction in the second quarter of 1999 as a sale of its Acquired Developed Technology, valued at $600,000, and therefore did not record a gain or loss on the transaction.

Proceutics, Inc.
----------------

  In February 1998, CytRx's wholly-owned subsidiary, Proceutics consummated a sale of substantially all of its non-real estate assets to Oread Laboratories, Inc. ("Oread") for approximately $2.1 million. Proceutics retained its real estate assets consisting of a laboratory building which it leased to Oread. The laboratory building was subsequently sold in May 1998 (see Note 14). Prior to consummation of this transaction, Proceutics provided preclinical development services to the pharmaceutical industry.

  Net income (loss) associated with Proceutics included in income (loss) from discontinued operations was approximately $1,387,000 and $(138,000) for the years ended December 31, 1998 and 1997, respectively (see Note 15).

A $782,000 gain related to the sale of non-real estate assets is included in income from discontinued operations for 1998, as well as a $434,000 gain on the sale of Proceutics' real estate assets (see Note 14).

CytRx Animal Health, Inc.
-------------------------

  In April 1998, CytRx's wholly-owned subsidiary, CytRx Animal Health, consummated the sale of substantially all of its assets related to its cattle marketing operations to VetLife, LLC ("VL LLC") (an unaffiliated company) for a total purchase price of $7,500,000, subject to certain working capital adjustments, plus contingent payments based on certain events and future sales of specified products of VL LLC and its affiliates. CytRx Animal Health retained $5.3 million in investments that were pledged to secure a letter-of-credit, as well as the rights to certain technologies licensed from CytRx. Prior to consummation of this transaction, CytRx Animal Health was engaged in marketing and distributing products to enhance North American beef cattle productivity.

  Net income associated with CytRx Animal Health included in income (loss) from discontinued operations was approximately $5,645,000 and $868,000 for the years ended December 31, 1998 and 1997, respectively (see Note 15). A gain related to the sale of $6,230,000 is included in income from discontinued operations for 1998.

Titermax
--------

  Since 1987 CytRx has manufactured, marketed and distributed Titermax, an adjuvant used to produce immune responses in research animals. Effective June 15, 2000, the Company entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby Titermax USA purchased the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

  Net income associated with the Titermax activities included in income (loss) from discontinued operations was approximately $280,000, $231,000 and $193,000 for the years ended December 31, 1999, 1998 and 1997, respectively (see Note
15). A gain related to the sale of approximately $685,000 will be recorded in the second quarter of 2000 and classified as discontinued operations.

14.  Sale of Real Estate

  In May 1998, CytRx and Proceutics consummated the sale of the two buildings owned by them at 150 and 154 Technology Parkway, Norcross, Georgia, to Alexandria Real Estate Equities, Inc. ("Alexandria") for $4.5 million. Proceutics' rights and obligations under the lease to Oread (See Note 13) were assigned to Alexandria, and CytRx leases the building at 154 Technology Parkway from Alexandria. The lease term extends 10 years and contains escalating rent payments over the term. CytRx will also be responsible for all operating expenses for the property. Proceutics recorded a gain of $434,000 for the sale of its building. A gain of $279,000 on the sale/leaseback of the CytRx building was deferred and will be amortized over the ten year lease period.

15.  Segment Reporting

  The Company has six reportable segments: Research Products (TiterMax), Recruiting Services (Spectrum), Product Development (core business of development and commercialization of pharmaceutical-related products), Cattle Marketing Operations (CytRx Animal Health), Vaccine Development (Vaxcel) and Pharmaceutical Services (Proceutics). See Notes 1 and 13 for a description of these operations.

  The Company adopted FASB Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, in 1998 which changes the way the Company reports information about its operating segments. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company evaluates performance of its operating segments based primarily on profit or loss from operations before income taxes. Summarized financial information concerning the Company's reportable segments is shown in the following table.

                                     Continuing Operations                               Discontinued Operations
                               ----------------------------------  -----------------------------------------------------------------
                                                         Total                 Cattle                                      Total
                              Recruiting    Product    Continuing  Research   Marketing   Pharmaceutical    Vaccine     Discontinued
(in thousands)                 Services   Development  Operations  Products   Operations     Services     Development    Operations
----------------------------- ----------  ----------- -----------  --------   ----------  --------------  ------------  ------------
1999:
-----
Sales to external customers         $323   $      -    $      323      $500   $        -   $           -   $        -    $      500
Intersegment sales                     -          -             -         -            -               -            -             -
Collaborative, grant & other
 revenue                               -        606           606         -            -               -          134           134
Interest income                        -        463           463         -            -               -            7             7
Interest expense                       -          -             -         -            -               -            4             4
Depreciation and amortization          -         62            62         -            -               -            6             6
Segment profit (loss)                 75    (15,344)      (15,269)      280            -               -          (40)          240
Total assets                           -      6,128         6,128         -            -               -            -             -
Capital expenditures                   -      2,515         2,515         -            -               -            -             -

                                    Continuing Operations                               Discontinued Operations
                             ---------------------------------   -------------------------------------------------------------------
                                                      Total                   Cattle                                       Total
                           Recruiting    Product    Continuing   Research    Marketing   Pharmaceutical    Vaccine     Discontinued
(in thousands)              Services   Development  Operations   Products    Operations     Services     Development    Operations
--------------------------- -------    ----------- -----------  -----------  ----------  --------------  -----------   ------------
1998:
----
Sales to external customers    $351   $      -      $   351        481         $ 4,383          $  419   $         -        $ 5,283
Intersegment sales                -          -            -          -               -             131             -            131
Collaborative, grant & other
 revenue                          -        756          756          -               -               -           167            167
Interest income                   -      1,007        1,007          -               -              22            13             35
Interest expense                  -         46           46          -               -               3             7             10
Depreciation and amortization     -        120          120          -               8              78           294            380
Unusual Items:
Gain on sale of business          -          -            -          -           6,230             782             -          7,012
Gain on sale of real estate       -          -            -          -               -             434             -            434
Provision for asset impairment    -          -            -          -               -               -         3,213          3,213
Loss on early debt
extinguishment                    -        325          325          -               -               -             -              -
Segment profit (loss)           114     (8,176)      (8,062)       231           5,645           1,387        (4,319)         2,944
Total assets                      -     15,666       15,666          -               -               -           976            976
Capital expenditures              -        112          112          -               -              12             4             16

1997:
----------------------------                             --
Sales to external customers     422          -          422        456          13,469           1,984             -         15,909
Intersegment sales                -          -            -          -               -             853             -            853
Collaborative, grant & other
 revenue                          -        630          630          -               -               -           243            243
Interest income                   -        752          752          -               -               2            46             48
Interest expense                  -        293          293          -               -              36             1             37
Depreciation and amortization     -        171          171          -              16             365           201            582
Segment profit (loss)            77     (4,696)      (4,619)       193             868            (138)       (2,357)        (1,434)
Total assets                      -     11,477       11,477          -           3,795           4,176         5,458         13,429
Capital expenditures              -         98           98          -              11             165             -            176

16.    Subsequent Event (Unaudited)

  Effective March 24, 2000, the Company entered into a Stock Purchase Agreement with certain investors (the "Investors") whereby the Investors agreed to purchase 800,000 shares of the Company's Common Stock for an aggregate purchase price of $1.8 million and the issuance of warrants to purchase an additional 330,891 shares at $2.25 per share, expiring March 31, 2003. The Investors were granted registration rights for the shares issued to them and the shares underlying the warrants. In addition, the Investors will, upon effective registration of the shares, purchase an additional 286,000 shares at $2.25 per share and simultaneously receive an additional three-year warrant to purchase 143,000 shares at $2.25 per share. In lieu of these additional shares and warrants, the Investors have the option to purchase 429,000 shares at a price equal to 75% of a trailing average market price of the Company's Common Stock, as defined in the Stock Purchase Agreement.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CytRx Corporation

    We have audited the accompanying consolidated balance sheets of CytRx Corporation as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CytRx Corporation at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                         /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 15, 2000, except for Note 13,
paragraphs 10 and 11, as to
which the date is
June 15, 2000

                               CYTRX CORPORATION

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                     Additions
                                                             -------------------------
                                            Balance at       Charged to     Charged to                   Balance at
                                            Beginning        Costs and        Other                         End
              Description                   of Period         Expenses       Accounts      Deductions    of Period
-------------------------------------       ----------       ----------     ----------     ----------    ----------
Reserve Deducted in the Balance Sheet
from the Asset to Which it Applies:

  Allowance for Bad Debts
   Year ended December 31, 1999            $        --       $       --     $       --     $       --    $        --
   Year ended December 31, 1998                 22,187               --             --         22,187             --
   Year ended December 31, 1997                 48,430           44,850             --         71,093         22,187

  Allowance for Deferred Tax Assets
   Year ended December 31, 1999            $20,769,000       $5,595,000     $       --     $       --    $26,364,000
   Year ended December 31, 1998             17,684,000        3,085,000             --             --     20,769,000
   Year ended December 31, 1997             15,200,000        2,484,000             --             --     17,684,000

                               CYTRX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                     March 31,          December 31,
                                                                                       2000                 1999
                                                                                  ---------------       -------------
ASSETS                                                                              (Unaudited)
Current assets:
     Cash and cash equivalents                                                    $     3,219,486       $   3,031,893
     Accounts receivable                                                                  390,951             174,292
     Inventories                                                                            5,142               6,480
     Other current assets                                                                 130,813             202,610
                                                                                  ---------------       -------------
         Total current assets                                                           3,746,392           3,415,275

Property and equipment, net                                                             2,616,358           2,641,810

Other assets                                                                               60,978              70,978
                                                                                  ---------------       -------------

         Total assets                                                             $     6,423,728       $   6,128,063
                                                                                  ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                             $       629,850       $     629,738
     Accrued liabilities                                                                1,392,993           2,121,999
                                                                                  ---------------       -------------
         Total current liabilities                                                      2,022,843           2,751,737

Long-term debt                                                                                  -             650,000
Other long-term liabilities                                                                     -           1,693,638
Commitments

Stockholders' equity:
     Preferred Stock, $.01 par value, 1,000 shares authorized,
         including 1,000 shares of Series A Junior Participating Preferred
         Stock; no shares issued and outstanding                                                -                   -
     Common stock, $.001 par value, 18,750,000 shares authorized;
         10,213,866 and 8,373,853 shares issued at March 31, 2000
         and December 31, 1999, respectively                                               10,214               8,374
     Additional paid-in capital                                                        72,072,318          67,805,871
     Treasury stock, at cost (633,816 shares held at March 31, 2000
         and December 31, 1999)                                                        (2,279,238)         (2,279,238)
     Accumulated deficit                                                              (65,402,409)        (64,502,319)
                                                                                  ---------------       -------------
         Total stockholders' equity                                                     4,400,885           1,032,688
                                                                                  ---------------       -------------

         Total liabilities and stockholders' equity                               $     6,423,728       $   6,128,063
                                                                                  ===============       =============

                            See accompanying notes.

                               CYTRX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                                                   Three Month Period Ended March 31,
                                                                                  ------------------------------------
                                                                                      2000                    1999
                                                                                   (Restated)              (Restated)
                                                                                  ------------            ------------
Revenues:
     Net sales                                                                    $    100,128            $     65,730
     Interest income                                                                    30,889                 176,109
     Grant income                                                                       73,211                  27,461
     Other                                                                             146,314                  49,769
                                                                                  ------------            ------------
                                                                                       350,542                 319,069

Expenses:
     Cost of sales                                                                      52,420                  68,540
     Research and development                                                          674,574               2,358,061
     Selling, general and administrative                                               563,452               1,160,176
                                                                                  ------------            ------------
                                                                                     1,290,446               3,586,777
                                                                                  ------------            ------------

Loss from continuing operations                                                       (939,904)             (3,267,708)

Income (Loss)  from discontinued operations                                             39,814                 (12,116)
Minority interest in discontinued operations                                                 -                  (3,897)
                                                                                  ------------            ------------
Net loss                                                                          $   (900,090)           $ (3,275,927)
                                                                                  ============            ============

Basic and diluted loss per common share:
     Continuing operations                                                        $       (.12)           $       (.43)
     Discontinued operations                                                               .01                       -
                                                                                  ------------            ------------
     Net loss                                                                     $      (0.11)                  (0.43)
                                                                                  ============            ============

Basic and diluted weighted average shares outstanding                                8,070,164               7,623,394

                            See accompanying notes.

                               CYTRX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                  Three Month Period Ended March 31,
                                                                               ---------------------------------------
                                                                                    2000                     1999
                                                                               --------------           --------------
Cash flows from operating activities:
    Net loss                                                                   $     (900,090)          $   (3,275,927)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
         Depreciation and amortization                                                 40,500                   29,760
         Stock option expense                                                         156,075                  726,621
         Minority interest in net loss of subsidiary                                        -                   (3,897)
         Net change in assets and liabilities                                      (2,556,056)                (214,498)
                                                                               --------------           --------------
              Total adjustments                                                    (2,359,481)                 537,986
                                                                               --------------           --------------
         Net cash used by operating activities                                     (3,259,571)              (2,737,941)

Cash flows from investing activities:
    Decrease in short-term investments                                                      -                6,417,066
    Capital expenditures, net                                                         (15,048)                (182,761)
                                                                               --------------           --------------
         Net cash (used) provided by investing activities                             (15,048)               6,234,305

Cash flows from financing activities:
    Net proceeds from issuance of common stock                                      4,112,212                   18,659
    Retirement of debt                                                               (650,000)                       -
    Purchase of treasury stock                                                              -                   (9,000)
                                                                               --------------           --------------
         Net cash provided by financing activities                                  3,462,212                    9,659
                                                                               --------------           --------------

Net increase in cash and cash equivalents                                             187,593                3,506,023

Cash and cash equivalents at beginning of period                                    3,031,893                8,855,375
                                                                               --------------           --------------

Cash and cash equivalents at end of period                                     $    3,219,486           $   12,361,398
                                                                               ==============           ==============

                            See accompanying notes.

                               CYTRX CORPORATION
                               -----------------

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------

                                March 31, 2000
                                --------------
                                  (Unaudited)
                                  -----------


1.   Description of Company and Basis of Presentation

     CytRx Corporation ("CytRx" or "the Company") is a biopharmaceutical company engaged in the development and commercialization of high-value human therapeutics. The Company's current research and development focus is on vascular-occlusive disorders. CytRx also has a research pipeline with opportunities in the areas of acute respiratory disorders, infectious disease, gene and drug delivery, vaccines, and animal feed additives.

     The accompanying condensed consolidated financial statements at March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 include the accounts of CytRx together with those of its subsidiaries and are unaudited, but include all adjustments, consisting of normal recurring entries, which the Company's management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The financial statements should be read in conjunction with the Company's audited financial statements in its Form 10-K for the year ended December 31, 1999.

2. Exchange of Common Stock for Cancellation of Accounts Payable, Accrued Expenses and Debt

     During the first quarter of 2000, the Company reached agreements with certain of its trade creditors whereby an aggregate of $1,894,000 of trade payables was cancelled in exchange for issuance of approximately 758,000 shares of CytRx Common Stock. Of this amount, $1,694,000 existed at December 31, 1999, and was accordingly classified as long-term liabilities on the Balance Sheet at that date. The Company also cancelled $650,000 of long-term debt in exchange for a cash payment of $200,000 and the issuance of 180,000 shares of CytRx Common Stock.

3.   Private Placement of Common Stock

     In March 2000, the Company entered into a Stock Purchase Agreement with certain investors (the "Investors") whereby the Investors agreed to purchase 800,000 shares of the Company's Common Stock for an aggregate purchase price of $1.8 million and the issuance of warrants to purchase an additional 330,891 shares at $2.25 per share, expiring March 31, 2003. The Investors were granted registration rights for the shares issued to them and the shares underlying the warrants. In addition, the Investors will, upon effective registration of the shares, purchase an additional 286,000 shares at $2.25 per share and simultaneously receive an additional three-year warrant to purchase 143,000 shares at $2.25 per share. In lieu of these additional shares and warrants, the Investors have the option to purchase 429,000 shares at a price equal to 75% of a trailing average market price of the Company's Common Stock, as defined in the Stock Purchase Agreement.

4.   Equity Line of Credit

     In April 2000, the Company entered into a Private Equity Line of Credit Agreement (the "ELC Agreement") with Majorlink Holdings Limited ("Majorlink"), pursuant to which the Company has the right to put shares of Common Stock to Majorlink from time to time during the "commitment period" to raise up to $5,000,000, subject to certain conditions and restrictions. The "commitment period" begins on the effective date of a registration statement filed by the Company to register the resale by Majorlink of the shares of Common Stock that Majorlink purchases under the ELC Agreement and ends on the earliest of (1) the date thirty months from such date, (2) the date on which Majorlink shall have purchased $5,000,000 of Common Stock under the ELC Agreement and (3) the date either party terminates the ELC Agreement in accordance with its terms.

     Each time the Company desires to raise a specific amount of cash under the ELC Agreement, the Company shall issue to Majorlink a number of shares of Common Stock determined by (1) dividing the amount of cash desired to be raised by the Company by (2) 90% of a trailing market average price of the Company's Common Stock, as defined in the ELC Agreement.

     In connection with the ELC Agreement, the Company issued Majorlink a warrant to purchase up to 200,000 shares of Common Stock at a per share exercise price of $3.438. The warrant is exercisable for a period of three years.

5.   Segment Reporting

                                                        Continuing Operations
                                      -----------------------------------------------------------
                                                                          Total
                                      Recruiting        Product         Continuing     Discontinued
(in thousands)                         Services       Development       Operations      Operations
---------------------------------------------------------------------------------------------------
Three Months Ended March 31, 2000:
Sales to external customers           $     100       $         -       $     100      $       64
Intersegment sales                            -                 -               -               -
Segment profit (loss)                        43              (983)           (940)             40
Total assets                                  -             6,424           6,424               -
Three Months Ended March 31, 1999:
Sales to external customers                  66                 -              66             136
Intersegment sales                            -                 -               -               -
Segment profit (loss)                        (1)           (3,266)         (3,267)             (9)
Total assets                                  -            13,164          13,164             805

6.  Sale of Titermax

     Since 1987 CytRx has manufactured, marketed and distributed Titermax, an adjuvant used to produce immune responses in research animals. Effective June 15, 2000, the Company entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby Titermax USA purchased the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

     Net income associated with the Titermax activities included in income
(loss) from discontinued operations was approximately $40,000 and $83,000 for the three months ended March 31, 2000 and 1999, respectively (see Note 5). A gain related to the sale of approximately $685,000 will be recorded in the second quarter of 2000 and classified as discontinued operations.